SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2009
ELI LILLY AND COMPANY
(Exact name of registrant as specified in its charter)

Indiana	001-06351	35-0470950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Lilly Corporate Center		46285
Indianapolis, Indiana		(Zip Code)
(Address of Principal
Executive Offices)
Registrant’s telephone number, including area code: (317) 276-2000
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
On April 20, 2009, we issued a press release announcing our results of operations for the quarter ended March 31, 2009, including, among other things, an income statement for those periods. In addition, on the same day we held a teleconference for analysts and media to discuss those results. The teleconference was web cast on our web site. The press release and related financial statements are attached to this Form 8-K as Exhibit 99.1.
For the first quarter 2009, the press release attached as Exhibit 99.1 includes a pro forma non-GAAP presentation of our results. We use non-GAAP financial measures, such as pro forma non-GAAP net income and pro forma non-GAAP earnings per share, that differ from financial statements reported in conformity to U.S. generally accepted accounting principles (“GAAP”). In the press release attached as Exhibit 99.1, we used non-GAAP financial measures in comparing the financial results for the first quarter of 2009 with the same period of 2008. Those measures include net sales, operating income, income before taxes, income taxes, effective tax rate, net income, and earnings per share adjusted to exclude the effect of the following items (described in more detail in the press release attached as Exhibit 99.1):
•	The following items in the first quarter of 2008:
•	A tax benefit from resolution of a substantial portion of an IRS audit of the company’s federal income tax returns for the years 2001 to 2004.

•	Asset impairments, restructuring (exit costs), and other special charges primarily related to the decision to terminate the development of the company’s AIR Insulin program.

•	In-process research and development charges associated with an in-licensing transaction with BioMS Medical.
In addition, the pro forma non-GAAP presentation assumes that our November 2008 acquisition of ImClone Systems Incorporated (“ImClone”) was completed on January 1, 2008. We also quantified the impact on operating income of changes in foreign exchange rates from the first quarter of 2008 to the first quarter of 2009.
In the press release attached as Exhibit 99.1, we confirmed financial expectations for 2009. In addition to providing earnings per share expectations on a GAAP basis, we provided earnings per share expectations on a pro forma non-GAAP basis. In order to provide additional insight into the earnings-per-share growth comparison between 2008 results and expected 2009 results, we adjusted 2008 earnings per share for the first quarter 2008 items described above and for the items described below for the balance of 2008. We presented 2008 as if the ImClone acquisition were completed on January 1, 2008.

•	In the fourth quarter of 2008:
•	Charges related to the acquisition of ImClone, including in-process research and development, as well as ImClone operating results subsequent to the acquisition, incremental interest costs and amortization of the intangible asset associated with Erbitux®.

•	Asset impairments, restructuring and other special charges.

•	A tax benefit based upon the determination at final resolution of the agreement that a portion of the EDPA settlement charge, taken in the third quarter of 2008, is tax deductible.
•	In the third quarter of 2008:
•	Charges related to Zyprexa investigations with the U.S. Attorney for the Eastern District of Pennsylvania, as well as the resolution of a multi-state investigation regarding Zyprexa involving 32 states and the District of Columbia.

•	Asset impairments and restructuring primarily driven by the sale of our Greenfield, Indiana site.

•	Acquired in-process research and development associated with the SGX acquisition.
•	In the second quarter of 2008:
•	Restructuring (exit costs) and other special charges, primarily associated with previously-announced strategic exit activities related to manufacturing operations.

•	Asset impairments associated with certain manufacturing operations (included in cost of sales).

•	In-process research and development (IPR&D) charges associated with the licensing arrangement with TransPharma Medical Ltd.
The items that we exclude when we provide adjusted results or adjusted expectations are typically highly variable, difficult to predict, and of a size that could have a substantial impact on our reported operations for a period. We believe that these non-GAAP measures provide useful information to investors. Among other things, they may help investors evaluate our ongoing operations. They can assist in making meaningful period-over-period comparisons and in identifying operating trends that would otherwise be masked or distorted by the items subject to the adjustments. Management uses these non-GAAP measures internally to evaluate the performance of the business, including to allocate resources and to evaluate results relative to incentive compensation targets.

Investors should consider these non-GAAP measures in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. For the reasons described above for use of non-GAAP measures, our prospective earnings guidance is subject to adjustment for certain future matters, similar to those identified above, as to which prospective quantification generally is not feasible.
In accordance with GAAP, we have provided pro forma results in order to help investors make meaningful comparisons of 2009 to 2008 results and 2009 expectations and identify underlying operating trends that might otherwise be masked by the inclusion of ImClone results beginning in late November 2008.
The information in this Item 2.02 and the press release attached as Exhibit 99.1 are considered furnished to the Commission and are not deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release dated April 20, 2009, together with related attachments

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELI LILLY AND COMPANY
(Registrant)

By:	/s/ Arnold C. Hanish
Name:	Arnold C. Hanish
Title:	Vice President and Chief Accounting Officer

Dated: April 20, 2009

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press release dated April 20, 2009, together with related attachments.